Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

November 3, 2021

Maxar Technologies Reports Third Quarter 2021 Results

Westminster, CO – Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced financial results for the quarter ended September 30, 2021. All dollar amounts in this press release are expressed in U.S. dollars, unless otherwise noted.

Key points from the quarter include:

●	Net income from continuing operations of $14 million
●	Diluted net income per share of $0.19
●	Consolidated revenues of $437 million
●	Adjusted EBITDA[1] of $113 million

[1]	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

“We continued to make progress on our strategic growth plans this quarter, with solid bookings in both Earth Intelligence and Space Infrastructure generating a book-to-bill over two times. Notable awards included the 11th renewal of the EnhancedView program, another renewal of the Global-EGD program and an award to continue development and operations of a classified big data analytics program,” stated Dan Jablonsky, President and Chief Executive Officer. “Importantly, we also signed a contract with a fifth U.S. ally to upgrade the country’s ground infrastructure to be Legion ready and we were awarded contracts to build two new GEO satellites for Sirius XM. Finally, we advanced the Legion construction program and continue to expect the launch of the first two satellites in the March to June 2022 window.”

“We generated solid cash flow in the quarter and good year-over-year revenue and Adjusted EBITDA growth when you consider the deferred revenue included in last year’s results,” stated Biggs Porter, Chief Financial Officer. “Earth Intelligence performance was driven by growth from commercial and international defense and intelligence customers, while Space Infrastructure benefited from recent commercial awards offset by the timing of work on certain government programs. Importantly, we are raising our full-year guidance for both Adjusted EBITDA and cash flow.”

Total revenues remained relatively unchanged as they increased to $437 million, or by $1 million, for the three months ended September 30, 2021, compared to the same period of 2020. Revenue in our Earth Intelligence segment was inclusive of a $20 million decrease in the recognition of deferred revenue related to the EnhancedView Contract.

For the three months ended September 30, 2021, our net income from continuing operations was $14 million compared to $84 million for the three months ended September 30, 2020. The decrease was primarily driven by a decrease in other income of $98 million, driven by an $85 million gain on remeasurement of the previously held equity interest in Vricon for the three months ended September 30, 2020. The decrease was partially offset by a $21 million decrease in depreciation and amortization expense for the three months ended September 30, 2021, compared to the same period in 2020.

For the three months ended September 30, 2021, Adjusted EBITDA was $113 million and Adjusted EBITDA margin was 25.9%. This is compared to Adjusted EBITDA of $112 million and Adjusted EBITDA margin of 25.7% for the same period of 2020. The increase was primarily driven by higher Adjusted EBITDA from the Space Infrastructure segment and lower corporate and other expenses, partially offset by lower Adjusted EBITDA from the Earth Intelligence segment given the decrease in the recognition of deferred revenue related to the EnhancedView Contract as mentioned above.

We had total order backlog of $2.1 billion as of September 30, 2021 compared to $1.9 billion as of December 31, 2020. The increase in backlog was driven by increases in both the Earth Intelligence and Space Infrastructure segments. Our unfunded contract options totaled $0.6 billion and $0.9 billion as of September 30, 2021 and December 31, 2020, respectively. Unfunded contracts options primarily decreased as a result of the execution of option periods associated with the EnhancedView Contract and the Global Enhanced GEOINT Delivery program, which increased total backlog.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA. We believe these supplementary financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
($ millions, except per share amounts)
Revenues	$437	$436	$1,302	$1,256
Income (loss) from continuing operations	14	84	(25)	6
Income from discontinued operations, net of tax	—	1	—	337
Net income (loss)	$14	$85	$(25)	$343
EBITDA[1]	112	192	311	725
Total Adjusted EBITDA[1]	113	112	312	327

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$0.19	$1.32	$(0.36)	$0.10
Income from discontinued operations, net of tax	—	0.02	—	5.39
Diluted net income (loss) per common share	$0.19	$1.34	$(0.36)	$5.49

Weighted average number of common shares outstanding (millions):
Basic	72.6	61.0	69.9	60.6
Diluted	74.7	63.4	69.9	62.5

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenues by segment were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
($ millions)
Revenues:
Earth Intelligence	$271	$274	$804	$823
Space Infrastructure	180	181	541	497
Intersegment eliminations	(14)	(19)	(43)	(64)
Total revenues	$437	$436	$1,302	$1,256

We analyze financial performance by segment, which combine related activities within the Company.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ millions)	2021	2020	2021	2020
Adjusted EBITDA:
Earth Intelligence	$124	$128	$362	$407
Space Infrastructure	14	12	29	(16)
Intersegment eliminations	(5)	(7)	(17)	(21)
Corporate and other expenses	(20)	(21)	(62)	(43)
Total Adjusted EBITDA[1]	$113	$112	$312	$327

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Earth Intelligence

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
($ millions)
Revenues	$271	$274	$804	$823
Adjusted EBITDA	$124	$128	$362	$407
Adjusted EBITDA margin (as a % of total revenues)	45.8%	46.7%	45.0%	49.5%

Revenues from the Earth Intelligence segment decreased to $271 million from $274 million, or by $3 million, for the three months ended September 30, 2021, compared to the same period in 2020. The decrease was primarily driven by a $20 million decrease in the recognition of deferred revenue related to the EnhancedView Contract and a $6 million decrease in revenue with the U.S. government. We recognized $20 million of deferred revenue from the EnhancedView Contract for the three months ended September 30, 2020, compared to none for the three months ended September 30, 2021, as it was fully recognized as of August 31, 2020. The decrease was partially offset by a $20 million increase in commercial programs primarily driven by the expansion of contracts with existing customers and a $4 million increase in revenue from international defense and intelligence customers.

Adjusted EBITDA from the Earth Intelligence segment decreased to $124 million from $128 million, or by $4 million, for the three months ended September 30, 2021, compared to the same period of 2020. The decrease was primarily driven by a decrease in the recognition of deferred revenue related to the EnhancedView Contract as mentioned above. The decrease was also driven by an increase in service costs for the three months ended September 30, 2021, as compared to the same period of 2020. These decreases were partially offset by the expansion of contracts with existing commercial and international defense and intelligence customers contributing to positive program margin growth.

Space Infrastructure

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
($ millions)
Revenues	$180	$181	$541	$497
Adjusted EBITDA	$14	$12	$29	$(16)
Adjusted EBITDA margin (as a % of total revenues)	7.8%	6.6%	5.4%	(3.2)%

Revenues from the Space Infrastructure segment decreased to $180 million from $181 million, or by $1 million, for the three months ended September 30, 2021, compared to the same period in 2020. Revenues decreased primarily as a result of a $16 million decrease in revenues from U.S. government contracts. The decrease is partially offset by an increase in revenues from commercial programs of $14 million due to higher volumes related to new programs and lower EAC growth for the three months ended September 30, 2021

Adjusted EBITDA from the Space Infrastructure segment increased to $14 million from $12 million, or by $2 million, for the three months ended September 30, 2021, compared to the same period of 2020. The increase in the Space Infrastructure segment was primarily related to a $10 million increase driven by increased volumes on commercial programs which resulted in increased margins and fewer negative EAC impacts during the period as compared to the three months ended September 30, 2020. The increase in commercial program margins has been driven by a change in program mix related to the completion of less profitable programs offset by more profitable programs. The remaining $8 million change is related to an increase in indirect costs and selling, general and administrative costs.

Corporate and other expenses

Corporate and other expenses include items such as corporate office costs, regulatory costs, executive and director compensation, foreign exchange gains and losses, retention costs, and fees for legal and consulting services.

Corporate and other expenses remained relatively unchanged period over period as they decreased to $20 million from $21 million, or by $1 million, for the three months ended September 31, 2021, compared to the same period in 2020.

Intersegment eliminations

Intersegment eliminations are related to projects between our segments, including our WorldView Legion satellite constellation. Intersegment eliminations decreased to $5 million from $7 million, or by $2 million, for the three months ended September 30, 2021, compared to the same period in 2021, primarily related to a decrease in intersegment satellite construction activity.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Product	$166	$161	$498	$425
Service	271	275	804	831
Total revenues	437	436	1,302	1,256
Costs and expenses:
Product costs, excluding depreciation and amortization	144	145	448	434
Service costs, excluding depreciation and amortization	93	95	286	275
Selling, general and administrative	89	90	261	237
Depreciation and amortization	74	95	221	274
Impairment loss	—	—	—	14
Reduction of gain on sale leaseback	—	4	—	4
Operating income	37	7	86	18
Interest expense, net	25	36	127	133
Other income, net	(2)	(91)	(6)	(98)
Income (loss) before taxes	14	62	(35)	(17)
Income tax benefit	—	(22)	(10)	(22)
Equity in income from joint ventures, net of tax	—	—	—	(1)
Income (loss) from continuing operations	14	84	(25)	6
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	—	—	32
Gain on disposal of discontinued operations, net of tax	—	1	—	305
Income from discontinued operations, net of tax	—	1	—	337
Net income (loss)	$14	$85	$(25)	$343

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.19	$1.38	$(0.36)	$0.10
Income from discontinued operations, net of tax	—	0.02	—	5.56
Basic net income (loss) per common share	$0.19	$1.40	$(0.36)	$5.66

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$0.19	$1.32	$(0.36)	$0.10
Income from discontinued operations, net of tax	—	0.02	—	5.39
Diluted net income (loss) per common share	$0.19	$1.34	$(0.36)	$5.49

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$36	$27
Trade and other receivables, net	365	327
Inventory, net	42	31
Advances to suppliers	17	24
Prepaid and other current assets	51	59
Total current assets	511	468
Non-current assets:
Orbital receivables, net	324	361
Property, plant and equipment, net	902	883
Intangible assets, net	812	895
Non-current operating lease assets	143	163
Goodwill	1,627	1,627
Other non-current assets	95	86
Total assets	$4,414	$4,483
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$92	$115
Accrued liabilities	72	65
Accrued compensation and benefits	81	105
Contract liabilities	259	278
Current portion of long-term debt	18	8
Current operating lease liabilities	42	41
Other current liabilities	42	51
Total current liabilities	606	663
Non-current liabilities:
Pension and other postretirement benefits	183	192
Operating lease liabilities	136	158
Long-term debt	2,064	2,414
Other non-current liabilities	95	120
Total liabilities	3,084	3,547
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized; 72.6 million and 61.2 million issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	—	—
Additional paid-in capital	2,224	1,818
Accumulated deficit	(790)	(763)
Accumulated other comprehensive loss	(105)	(120)
Total Maxar stockholders' equity	1,329	935
Noncontrolling interest	1	1
Total stockholders' equity	1,330	936
Total liabilities and stockholders' equity	$4,414	$4,483

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows (used in) provided by:
Operating activities:
Net (loss) income	$(25)	$343
Income from operations of discontinued operations, net of tax	—	32
Gain on disposal of discontinued operations, net of tax	—	305
(Loss) income from continuing operations	(25)	6
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	221	274
Stock-based compensation expense	31	24
Amortization of debt issuance costs and other non-cash interest expense	11	12
Gain from remeasurement of Vricon equity interest	—	(85)
Loss from extinguishment of debt	41	7
Cumulative adjustment to SXM-7 revenue	30	—
Impairment loss	—	14
Deferred income tax expense (benefit)	2	(17)
Other	(3)	3
Changes in operating assets and liabilities:
Trade and other receivables	(33)	(3)
Accounts payable and liabilities	(57)	(35)
Contract liabilities	(20)	1
Other	(12)	(20)
Cash provided by operating activities - continuing operations	186	181
Cash used in operating activities - discontinued operations	(1)	(49)
Cash provided by operating activities	185	132
Investing activities:
Purchase of property, plant and equipment and development or purchase of software	(156)	(224)
Acquisition, net of cash acquired	—	(118)
Return of capital from discontinued operations	—	20
Cash used in investing activities - continuing operations	(156)	(322)
Cash provided by investing activities - discontinued operations	—	723
Cash (used in) provided by investing activities	(156)	401
Financing activities:
Repurchase of 2023 Notes, including premium	(384)	(169)
Net proceeds from issuance of common stock	380	—
Net proceeds from issuance of 2027 Notes	—	147
Settlement of securitization liability	(9)	(7)
Repayments of long-term debt	(7)	(523)
Other	(4)	2
Cash used in financing activities - continuing operations	(24)	(550)
Cash used in financing activities - discontinued operations	—	(24)
Cash used in financing activities	(24)	(574)
Increase (decrease) in cash, cash equivalents, and restricted cash	5	(41)
Effect of foreign exchange on cash, cash equivalents, and restricted cash	—	(5)
Cash, cash equivalents, and restricted cash, beginning of year	31	110
Cash, cash equivalents, and restricted cash, end of period	$36	$64

Reconciliation of cash flow information:
Cash and cash equivalents	$36	$60
Restricted cash included in prepaid and other current assets	—	4
Restricted cash included in other non-current assets	—	—
Total cash, cash equivalents, and restricted cash	$36	$64

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, Adjusted EBITDA as EBITDA adjusted for certain items affecting the comparability of our ongoing operating results as specified in the calculation and Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Certain items affecting the comparability of our ongoing operating results between periods include restructuring, impairments, satellite insurance recovery, gain (loss) on sale of assets, CEO severance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments that may result in a different calculation therein.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net income to EBITDA and Total Adjusted EBITDA and presents Total Adjusted EBITDA margin for the three and nine months ended September 30, 2021 and 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
($ millions)
Net income (loss)	$14	$85	$(25)	$343
Income tax benefit	—	(22)	(10)	(22)
Interest expense, net	25	36	127	133
Interest income	(1)	(2)	(2)	(3)
Depreciation and amortization	74	95	221	274
EBITDA	$112	$192	$311	$725
Income from discontinued operations, net of tax	—	(1)	—	(337)
Transaction and integration related expense	1	2	1	6
Impairment loss	—	—	—	14
Reduction of gain on sale leaseback	—	4	—	4
Gain on remeasurement of Vricon equity interest	—	(85)	—	(85)
Total Adjusted EBITDA	$113	$112	$312	$327

Adjusted EBITDA:
Earth Intelligence	124	128	362	407
Space Infrastructure	14	12	29	(16)
Intersegment eliminations	(5)	(7)	(17)	(21)
Corporate and other expenses	(20)	(21)	(62)	(43)
Total Adjusted EBITDA	$113	$112	$312	$327

Net income (loss) margin	3.2%	19.5%	(1.9)%	27.3%
Total Adjusted EBITDA margin	25.9%	25.7%	24.0%	26.0%

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Dan Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call Wednesday, November 3, 2021, reviewing the third quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:00 p.m. MT (5:00 p.m. ET).

Investors and participants must register for the call in advance by visiting:

http://www.directeventreg.com/registration/event/7888106

After registering, participants will receive dial-in information, a passcode, and registrant ID. At the time of the call, participants must dial in using the numbers in the confirmation email and enter their passcode and ID.

The Conference Call will be Webcast live and then archived at:

http://investor.maxar.com/events-and-presentations/default.aspx

Telephone replay of the conference call will also be available from Wednesday, November 3, 2021 at 6:00 p.m. MT (8:00 p.m. ET) to Wednesday, November 17, 2021 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-585-8367

International Dial-In: 1-416-621-4642

Passcode: 7888106#

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with speed, scale, and cost effectiveness. Maxar’s 4,400 team members in more than 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar’s stock trades on the New York Stock Exchange and Toronto Stock Exchange under the symbol “MAXR”. For more information, visit www.maxar.com.

CONTACT:

Jason Gursky | VP Investor Relations and Corporate Treasurer | 1-303-684-2207 | jason.gursky@maxar.com

Turner Brinton | Media Relations | 1-303-684-4545 | turner.brinton@maxar.com